EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of PEN Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott Rickert, President and Chief Executive Officer of the Company, and I, John B. Hollister, Chief Financial Officer, certify to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2016	By:	/s/ Scott Rickert
Scott Rickert
President and Chief Executive Officer

Date: November 10, 2016	By:	/s/ John B. Hollister
John B. Hollister
Chief Financial Officer